Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2020 Third Quarter and Year-To-Date Financial Results

-- Quarterly Subscription Margin Reaches All-Time High; Record Number of Cloud Customers Added --

SANTA BARBARA, Calif. – November 26, 2019 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2020 third quarter and first nine months ended October 31, 2019.

Fiscal 2020 Third Quarter Financial Highlights:

Total revenue for the fiscal 2020 third quarter was $77.8 million, compared with $79.6 million for the year-ago third quarter, reflecting an expected reduction in professional services and license revenue. Currency had a negative $1.2 million impact on total revenue compared with the prior year quarter, and a negative $657,000 impact compared with the second quarter of fiscal 2020. Subscription revenue grew 16 percent on a constant currency basis from the third quarter of fiscal 2019, and equaled 35 percent of total revenue, a five-percentage point increase over last year’s third quarter.

Additional fiscal 2020 third quarter financial highlights, versus the same period last year, include:

●	Subscription revenue of $27.3 million, up from $23.9 million. Currency had a $278,000 negative impact.
●	Subscription gross margin of 65 percent, versus 64 percent.
●	License revenue of $3.3 million, compared with $4.6 million. Currency had a $97,000 negative impact.
●	Professional services revenue of $17.5 million, versus $20.7 million. Currency had a $319,000 negative impact.
●	Maintenance and other revenue of $29.7 million, compared with $30.4 million. Currency had a $482,000 negative impact.
●	GAAP pre-tax income of $1.5 million, versus $3.6 million.
●	Non-GAAP pre-tax income of $4.6 million, compared with $5.7 million.
●	GAAP net income of $125,000, or $0.01 per diluted Class A and Class B share, versus $3 million, or $0.14 per diluted Class A share and $0.12 per diluted Class B share.

“We were pleased to generate a record-high number of cloud deals during the quarter, including a robust amount of new logos,” said Anton Chilton, QAD’s Chief Executive Officer. “Our subscription margin improved this quarter, and we turned our professional services business back to profitability, resulting in better than anticipated bottom-line results.”

Fiscal 2020 Nine-Month Financial Results:

Total revenue for the first nine months of fiscal 2020 was $232.2 million, compared with $250.3 million for the same period last year. Currency had a $5.9 million negative impact on total revenue. Subscription revenue increased 17 percent on a constant currency basis to $78.5 million for the fiscal 2020 year-to-date period, compared with $67.8 million for the fiscal 2019 year-to-date period.

GAAP pre-tax loss was $4.4 million for the first nine months of fiscal 2020, compared with GAAP pre-tax income of $8.7 million for the first nine months of fiscal 2019. GAAP net loss was $16.4 million, or $(0.85) per Class A share and $(0.71) per Class B share, for the fiscal 2020 nine-month period, versus GAAP net income of $5.5 million, or $0.26 per diluted Class A share and $0.23 per diluted Class B share, for the same period last year. Non-GAAP pre-tax income was $4.6 million, compared with $16.2 million last year.

QAD’s cash and equivalents balance at October 31, 2019 was $133.8 million, versus $139.4 million at January 31, 2019. Cash provided by operations for the first nine months of fiscal 2020 was $7.7 million, compared with $15.1 million one year ago.

Fiscal 2020 Third Quarter Operational Highlights:

●	Closed 25 new cloud deals;
●	Received orders from 16 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including six orders exceeding $1 million;
●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Ace Controls Inc., Adient Limited, Argon Medical Devices, dnata, Exactech, Inc., From the Hearth Holdings, LLC, Johnson Controls, Inc., Magna International Inc., Meggitt (Vietnam) Co., Ltd., Memry Corporation, Noble Biomaterials Inc., Outset Medical Inc., Saint-Gobain SA, and Zodiac Aero Electric;

●

Announced the latest enhancements to QAD Adaptive ERP and related solutions in the company’s QAD Adaptive Applications portfolio, focusing extensively on empowering users and organizations to respond more effectively to disruption via the company’s Adaptive UX and the QAD Enterprise Platform;

●	QAD Precision added and enhanced 36 integrated carriers and more than 150 services to its multi carrier network, covering the United States, Canada, the UK, continental Europe, Australia and Japan;
●	QAD DynaSys recognized as a Major Player in the IDC MarketScape Worldwide Supply Chain Demand Planning 2019 Vendor Assessment; and
●	Named a finalist by the Business Intelligence Group in its 2019 Stratus Awards, which identify companies, products and people offering unique solutions that take advantage of cloud technologies.

Business Outlook:

For the fiscal 2020 full year, QAD expects:

●	Total revenue of approximately $311 million, including approximately $108 million of subscription revenue.
●	GAAP pre-tax loss of approximately $4 million.
●	Non-GAAP pre-tax income of approximately $8 million.

The following is a forward-looking reconciliation of GAAP pre-tax loss to non-GAAP pre-tax income for the fiscal 2020 full year:

QAD Inc.
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures
(in thousands)
(unaudited)

Twelve Months Ended
January 31, 2020

Non-GAAP pre-tax income reconciliation

GAAP loss before income taxes	$(4,000)
Add back
Stock-based compensation expense	11,500
Amortization of purchased intangible assets	300
Non-GAAP income before income taxes	$7,800

Weighted average basic shares outstanding
Class A	16,900
Class B	3,400

Weighted average diluted shares outstanding
Class A	17,900
Class B	3,500

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2020 Third Quarter Financial Results Conference Call

When: Tuesday, November 26, 2019

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1074 (domestic); 612-332-0530 (international)

Replay: Accessible through midnight December 3, 2019; 800-475-6701 (domestic); 320-365-3844 (international); passcode 473393

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the third quarter and first nine months of fiscal 2020. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology and customer relationships, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Adaptive ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue:
Subscription	$27,328	$23,863	$78,522	$67,813
License	3,295	4,631	11,277	16,458
Maintenance and other	29,699	30,401	89,184	92,458
Professional services	17,485	20,682	53,237	73,581
Total revenue	77,807	79,577	232,220	250,310
Cost of revenue:
Subscription	9,540	8,686	28,860	25,248
License	510	534	1,655	1,772
Maintenance and other	7,291	7,716	22,353	23,355
Professional services	16,376	20,425	53,815	68,489
Total cost of revenue	33,717	37,361	106,683	118,864
Gross profit	44,090	42,216	125,537	131,446
Operating expenses:
Sales and marketing	19,771	18,447	60,853	57,895
Research and development	13,622	13,155	41,479	40,674
General and administrative	9,234	8,095	29,044	26,823
Amortization of intangibles from acquisitions	67	45	200	45
Total operating expenses	42,694	39,742	131,576	125,437
Operating income (loss)	1,396	2,474	(6,039)	6,009
Other (income) expense:
Interest income	(695)	(646)	(2,208)	(1,913)
Interest expense	176	177	477	488
Other (income), net	386	(636)	60	(1,309)
Total other (income), net	(133)	(1,105)	(1,671)	(2,734)
Income (loss) before income taxes	1,529	3,579	(4,368)	8,743
Income tax expense	1,404	597	11,991	3,251
Net income (loss)	$125	$2,982	$(16,359)	$5,492

Net income (loss)	$125	$2,982	$(16,359)	$5,492
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(313)	(1,174)	(278)	(2,010)
Total comprehensive (loss) income	$(188)	$1,808	$(16,637)	$3,482

Diluted income (loss) per share
Class A	$0.01	$0.14	$(0.85)	$0.26
Class B	$0.01	$0.12	$(0.71)	$0.23

Diluted Weighted Shares
Class A	17,795	17,948	16,586	17,911
Class B	3,398	3,433	3,279	3,429

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and equivalents	$133,815	$139,413
Short-term investments	-	1,200
Accounts receivable, net	39,748	81,577
Other current assets	22,999	22,150
Total current assets	196,562	244,340

Property and equipment, net	28,628	29,621
Lease right-of-use assets, net	17,067	-
Capitalized software costs, net	1,909	1,598
Goodwill	12,391	12,423
Long-term deferred tax assets, net	5,864	16,172
Other assets, net	12,646	13,020

Total assets	$275,067	$317,174

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$498	$487
Lease liabilities	4,668	-
Accounts payable and other current liabilities	39,481	50,250
Deferred revenue	81,893	115,253
Total current liabilities	126,540	165,990

Long-term debt	12,466	12,836
Long-term lease liabilities	13,128	-
Other liabilities	5,859	5,101

Stockholders' equity:
Common stock	21	20
Additional paid-in capital	197,421	196,723
Treasury stock	(3,225)	(7,350)
Accumulated deficit	(69,204)	(48,485)
Accumulated other comprehensive loss	(7,939)	(7,661)
Total stockholders' equity	117,074	133,247

Total liabilities and stockholders' equity	$275,067	$317,174

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	October 31,
	2019	2018

Net cash provided by operating activities	$7,701	$15,117

Cash flows from investing activities:
Purchase of property and equipment	(4,251)	(3,225)
Acquisition of businesses, net of cash acquired	-	(2,655)
Purchase of short-term investments	(1,200)	-
Proceeds from sale of short-term investments	2,400	-
Capitalized software costs	(963)	(778)
Net cash used in investing activities	(4,014)	(6,658)

Cash flows from financing activities:
Repayments of debt	(389)	(350)
Tax payments related to stock awards	(3,572)	(8,705)
Cash dividends paid	(4,187)	(4,105)
Net cash used in financing activities	(8,148)	(13,160)

Effect of exchange rates on cash and equivalents	(1,137)	(4,242)
Net decrease in cash and equivalents	(5,598)	(8,943)
Cash and equivalents at beginning of period	139,413	147,023
Cash and equivalents at end of period	$133,815	$138,080

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018

Total revenue	$77,807	$79,577	$232,220	$250,310

Net income (loss)	125	2,982	(16,359)	5,492
Add back:
Net interest income	(519)	(469)	(1,731)	(1,425)
Depreciation	1,314	1,183	3,917	3,571
Amortization	360	216	934	521
Income tax expense	1,404	597	11,991	3,251
EBITDA	$2,684	$4,509	$(1,248)	$11,410
Add back:
Stock-based compensation expense	2,904	2,148	8,396	7,618
Change in fair value of interest rate swap	101	(46)	352	(198)
Adjusted EBITDA	$5,689	$6,611	$7,500	$18,830
Adjusted EBITDA margin	7%	8%	3%	8%

Non-GAAP pre-tax income reconciliation

Income (loss) before income taxes	$1,529	$3,579	$(4,368)	$8,743
Add back
Stock-based compensation expense	2,904	2,148	8,396	7,618
Amortization of purchased intangible assets	74	52	221	52
Change in fair value of interest rate swap	101	(46)	352	(198)
Non-GAAP income before income taxes	$4,608	$5,733	$4,601	$16,215